UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 297-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 6, 2025, Masimo Corporation (the “Company”) entered into a definitive Stock Purchase Agreement (the “Agreement”) with Harman International Industries, Incorporated, a Delaware corporation (“Buyer”), pursuant to which the Company has agreed to sell and transfer to Buyer all of the Company’s equity interests in Viper Holdings Corporation, a Delaware corporation (together with its subsidiaries, “Sound United”), which owns and operates the Company’s consumer audio business, for an aggregate purchase price of $350,000,000 in cash, subject to certain adjustments (the “Transaction”).

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 and Item 9.01 of the Current Report on Form 8-K filed on May 6, 2025 to include the full text of the Agreement as an exhibit to this Current Report on Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

The Agreement and the description thereof set forth in this Form 8-K has been included to provide investors with information regarding the terms of the Agreement. They are not intended to provide any other factual information about the Company, Buyer, Sound United or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties to the Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Sound United or any of their respective subsidiaries, affiliates or businesses.

The foregoing description of the Agreement and the transactions contemplated thereby, including the description set forth in the Explanatory Note, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description of Exhibits
10.1	Stock Purchase Agreement, dated May 6, 2025, by and between Masimo Corporation and Harman International Industries, Incorporated*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION (Registrant)

By:	/s/ Micah Young
Name:	Micah Young Executive Vice President & Chief Financial Officer
Title:	(Principal Financial Officer)

Date: May 7, 2025